Exhibit 10.4

Realogy 2011–2012 Multi-Year Retention Plan

Plan Purpose

The Realogy 2011–2012 Multi-Year Retention Plan (the “Plan”) is designed to retain eligible employees, during a period of uncertainty impacting the Real Estate industry, and to preserve the benefit of their contributions to Realogy (“Realogy” or the “Company”) and its Business Units.

Eligibility

An employee who is eligible to participate in the Plan must meet the following criteria to be eligible for a Retention Plan payment:

•	In a Retention Plan eligible-position as listed on Schedule A.

•	Hired on or before October 1, 2010 or added by the Plan Administrator on or before October 1, 2011 as permitted in the “Individual Retention Plan Payment Value – Retention Payment Potential” below.

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Actively employed and in good standing by Realogy or a subsidiary thereof at the time of the retention payment or on an approved Leave of Absence (LOA) that is covered under the Family Medical Leave Act (FMLA), unless otherwise required by law (see Disability/LOA section for more information). If the Company determines that at the time a retention payment is processed, a participant has violated any of the policies contained in the Realogy Code of Ethics or Key Policies and has failed to cure, to the extent such violation is curable, he/she is no longer an employee in good standing.

•	Successfully completes all mandatory training as determined by Executive Leadership within the specified time periods.

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Has a current performance rating of “Meets Expectations” or “Exceeds Expectations on his/her annual performance evaluation at the time of each retention payment. An otherwise eligible employee who has a performance rating of “Below Expectations” or is on a Performance Improvement Plan at the time a retention payment is processed will be ineligible for that payment.

Individual Retention Plan Payment Value – Retention Payment Potential

Each Plan participant will be eligible for Retention Plan payments with the maximum potential retention payment calculated based on the following formula:

2010 Annual Bonus Plan Target Percentage X (multiplied by) Base Salary(1) X (multiplied by) Two (2)

(1)	At the time the participant was declared eligible for the Plan and subject to pro-ration and other adjustments described in the “Proration of Retention Payments” section

•	The maximum retention payment shall be subject to proration as described below in the “Proration of Retention Payments” section.

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The Plan Administrator shall have the discretion to add employees deemed key to the Company if hired or promoted on or before October 1, 2011; provided, however any such employee shall be subject to the “Proration of Retention Payments” section below and the maximum retention payment potential for such employees shall be as provided in the “Distribution of the Retention Plan Payment Potential” section below.

Confidential and Proprietary: Information contained herein is for the sole use of authorized employees of Realogy and should not be disclosed to others

Realogy 2011–2012 Multi-Year Retention Plan

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The Plan Administrator may approve changes to the retention plan targets and/or payments resulting from eligible participants’ job transfers, promotions or any other job actions. The addition of new employees to the Plan will be effective only after receiving written (including email) confirmation of the change from the Plan Administrator or his or her designee.

Proration of Retention Payments

Retention Plan payment potential will be calculated according to the participant’s base salary at the time they are declared eligible to participate in the Plan. Participants that were not active Realogy employees on or before January 1, 2010 will receive pro-rated retention payments according to the schedule below.

Hire Date	Proration formula for Retention Plan payments made during 2011 (2)	Proration formula for Retention Plan payments made during 2012 (2)

Hired on or before 1/1/2010	No Proration	No Proration

Hired between 1/2/2010 and 10/1/2010	Retention payments prorated based on percentage of days participant was actively employed between 1/2/2010 and 12/31/2010	No Proration

Hired between 10/2/2010 and 10/1/2011	Not eligible for 2011 payments	Retention payments prorated based on percentage of days participant was actively employed between 1/1/2011 and 12/31/2011

(2)	Payments for participants on FMLA or any other unpaid leave of absence will also be prorated for the time they were actively employed during 2010 and/or 2011.

Distribution of the Retention Plan Payment Potential

The Retention Plan payment potential amounts subject to any proration adjustments or any other adjustments deemed necessary by the Plan Administrator will be distributed to eligible participants according to the following schedule.

Payment Date (on or about) and Payment Amounts(3)
4/5/2011	10/5/2011	4/5/2012	10/5/2012

25% of payment potential will be distributed	25% of payment potential will be distributed	25% of payment potential will be distributed	25% of payment potential will be distributed

(3)	Subject to proration as described in the above “Proration of Retention Payments” section

Confidential and Proprietary: Information contained herein is for the sole use of authorized employees of Realogy and should not be disclosed to others

Realogy 2011–2012 Multi-Year Retention Plan

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Employees added to the Plan after its adoption will receive retention payments based on the Proration of Retention Payments section above. The maximum Retention Payment Potential for employees added to the Plan after its adoption shall be his/her Annual Bonus Plan Percentage X (multiplied by) Base Salary at the time he/she is added to the Plan. Each retention payment thereafter will be 50% of the employee’s retention payment potential adjusted for any proration, payable in April and October 2012.

Processing of Retention Payments

There will be a total of four potential retention payments that will be paid on or about April 5, 2011, October 5, 2011, April 5, 2012 and October 5, 2012.

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Each retention payment will be made using the same method of payment as the bi-weekly paychecks. If a participant receives a paper paycheck, the retention payment will be paid as a paper check. If the participant utilizes direct deposit, the retention payment will be electronically deposited.

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Retention payments are subject to federal income tax withholding at a flat rate as prescribed by the Internal Revenue Service. Applicable FICA, state and local taxes will also be deducted as applicable.

•	Retention payments are not subject to deductions for 401(k) contributions or any other voluntary benefit deductions.

Status Changes

New Hires

•	See Eligibility Section.

Leave of Absence (LOA)

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Subject to the provisions herein, participants on an approved LOA (excluding short-term disability) during 2010 or 2011 will be eligible for a pro-rated retention during the time that they were actively employed in the retention-eligible position.

•	Participants on an approved LOA that is covered under the FMLA at the time of the regular retention payment will be paid at the same time as the regular retention payment.

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Participants on approved LOAs not covered by the FMLA at the time of the regular retention payment will not be eligible to receive retention payment unless and until they return to work, except as set forth below.

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In the event of Total Disability, as defined under the terms of the Long Term Disability program, the participant will receive a pro-rated retention payment upon determination of Total Disability or at the time of the regular retention payment, whichever is later, based on the pro-rated base salary while actively employed in the Retention-Plan-eligible position.

Terminations

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Participants who resign or are terminated for any reason other than death or disability, before the date of a retention payment, will be ineligible for any pending retention payments that have not been paid under this Plan or any other future payments, unless otherwise required by law or as determined by the Plan Administrator.

Confidential and Proprietary: Information contained herein is for the sole use of authorized employees of Realogy and should not be disclosed to others

Realogy 2011–2012 Multi-Year Retention Plan

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In the case of death, a pro-rated retention payment will be paid to the beneficiary designated by the participant under the group term life insurance plan, and in the absence of any such designation, the payment will be made according to classes as defined in the Company’s Term Life Insurance Plan. Payments will be pro-rated based on the time while actively employed in a retention-eligible position.

•	The retention payment will be based on the same parameters as those for other participants and will be paid at the same time as the regular retention payment.

Plan Administration

The Compensation Committee of Domus Holdings Corp., the parent company of Realogy (the “Compensation Committee”), has overall responsibility for, and has the maximum discretion permitted under the law over, the administration of the Plan and the interpretation of all of the Plan’s terms.

The Compensation Committee shall have the ability to increase the Retention Plan payment potential for key employees as it determines from time to time to achieve the Company’s retention objectives.

The administrator of the Plan (“Plan Administrator”) will be the Chief Administrative Officer or such other officer designated by the Compensation Committee of Domus Holdings Corp.

Amendment and Plan Termination

The Compensation Committee may, from time to time, amend the Plan in whole or in part, provided, however, that any such amendment may not reduce or delay payment of any retention payment that has become payable. This Plan may not be amended, modified or supplemented without the prior approval of the Compensation Committee.

On an Extraordinary Event, the Compensation Committee may terminate the Plan or suspend a retention payment under the Plan, provided however that any such Plan termination or suspension of a retention payment will comply with any notice provisions required by state law, and the Compensation Committee shall make every effort to eliminate any obstacles resulting from the Extraordinary Event, thereby minimizing to the greatest extent possible any adverse effects on Plan participants,

For purposes of the Plan, “Extraordinary Event” refers to any event, including, but not limited to, wars, natural disasters, or catastrophic economic injury of the Company, that is unforeseeable, and the occurrence and effect of which is unavoidable at the time of the adoption of the Plan.

Other Provisions

•	Any questions regarding the terms of the Plan or its interpretation should be referred to the Plan Administrator.

•	Subject to any applicable law, no benefit under the Plan shall be subject in any manner to, nor shall the Company be obligated to recognize, any purported anticipation, alienation, sale,

Confidential and Proprietary: Information contained herein is for the sole use of authorized employees of Realogy and should not be disclosed to others

Realogy 2011–2012 Multi-Year Retention Plan

transfer (otherwise than by will or the laws of descent and distribution), assignment, pledge encumbrance, or charge and any attempt to do so shall be void. No such benefit shall in any manner be liable for or subject to garnishment, attachment, execution, or levy, or liable for or subject to the debts, contracts, liabilities, engagements or torts of the participant.

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The Plan shall not be construed as conferring on a participant any right, title, interest, or claim in or to any specific asset, reserve, account, or property of any kind possessed by the Company. To the extent that as a participant or any other person acquired a right to receive payments from the Company, such right shall be no greater than the rights of an unsecured general creditor.

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This Plan is intended to be exempt from the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder, and to the extent this Plan is not so exempt, to comply with Section 409A, and this Plan should be interpreted, administered and operated accordingly.

Employment at Will

An eligible employee’s employment with the Company is at will and is terminable at any time by either the Company or the employee, with or without cause, and with or without notice. The Plan shall not be construed to create a contract of employment between the Company and the eligible employee for any specified period of time.

Governing Law

The law of the State of New Jersey shall govern the interpretation, application and operation of this Plan document.

Confidential and Proprietary: Information contained herein is for the sole use of authorized employees of Realogy and should not be disclosed to others

Realogy 2011–2012 Multi-Year Retention Plan

Schedule A

Business Unit	Position Eligibility (1,2)

CRP	All exempt employees

CRT	All Managers and above that are not eligible for a commission-based plan

NRT (3)

Home Office

All Home Office exempt employees

Regional

Regional Executive Vice Presidents, Regional Chief Operating Officers, Regional Support Center Department Heads, all other level 4 Support Center management and key contributors in level 5 in the functions of Operations and Finance & Accounting.

RFG	All exempt employees that are not eligible for a commission-based plan

TRG (4)

All Home Office Managers and above, key direct operation’s positions, and IT employees in the following positions:

Team Lead

Project Lead/Sr. Project Lead

Sr Systems Analyst

Sr Information Protection Specialist

Information Protection Specialist

Sr Database Administrator

Sr Project Specialist

Sr Tech Svcs Specialist

(1)

Employees who are otherwise eligible to receive a bonus pursuant to a separate Company or Business Unit bonus plan, including, but not limited to a branch manager incentive plan, override plan, or a management incentive bonus plan or any other commission-based incentive plan, are ineligible for participation in this Plan unless approved in writing (including email) by the Plan Administrator.

(2)	Exceptions to the Realogy 2011-12 Multi-Year Retention Plan eligibility must be approved in writing (including email) by the Plan Administrator.

(3)	Local Operating Company employees are not eligible for the Realogy 2011-12 Multi-Year Retention Plan and will continue to be covered under the NRT Local Operating Company Annual Bonus Plan.

(4)	Direct Operations employees are not eligible for the Realogy 2011-12 Multi-Year Retention Plan and will continue to be covered under the TRG Direct Operation Bonus Plans.

Confidential and Proprietary: Information contained herein is for the sole use of authorized employees of Realogy and should not be disclosed to others